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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 7, 2006

                            WESTBRIDGE RESEARCH GROUP
             (Exact Name of Registrant as Specified in Its Charter)

          California                 2-92261                    95-3769474
----------------------------        ------------          ----------------------
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)          Identification Number)


                    1150 Joshua Way, Vista, California, 92083
               (Address of principal executive offices) (Zip Code)


Registrant's Telephone Number, Including Area Code:  (760) 599-8855


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 2 pages.


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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Westbridge Research Group (the "Company") entered into an employment agreement with Christine Koenemann ("Ms. Koenemann"). Prior to that time, Ms. Koenemann did not have an employment agreement with the Company. The employment agreement provides that Ms. Koenemann is to continue to serve as the President, Secretary and Chief Financial Office of the Company for a term commencing February 7, 2006 and ending February 7, 2009.


         Ms. Koenemann's base salary will be $90,000 per year with annual reviews which may result in an increase or decrease of the base salary, but any decrease cannot be for more than ten percent of the prior year's base salary. Ms. Koenemann will also be entitled to a bonus paid out annually based on the financial performance of the Company and other factors. Although not under this employment agreement, but under a similar bonus plan, Ms. Koenemann received in 2005 a bonus of $29,190. Ms. Koenemann was not granted stock options in connection with this employment agreement.


         Ms. Koenemann may terminate the employment agreement at any time by giving the Company 120 days written notice. The employment agreement will also terminate upon the death or complete disability of Ms. Koenemann, although her salary would continue for six months thereafter. The Company may terminate Ms. Koenemann's employment agreement "for cause" as defined in the employment agreement, in which case there will be no severance or continuation pay.


         The employment agreement also provides that Ms. Koenemann will receive such insurance coverage, pension plans and vacation time as is available under the Company's policies. In the event of termination of the employment agreement, Ms. Koenemann has the right to assume the key-person insurance policy that the Company has in place covering her life.


         The foregoing description of Ms. Koenemann's employment agreement is qualified in its entirety by reference to the employment agreement attached as
Exhibit 10.1 to this Current Report and incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WESTBRIDGE RESEARCH GROUP



Date: March 29, 2006                      By: /s/ Christine Koenemann
                                              ----------------------------------
                                              Christine Koenemann, President




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